Exhibit 99.1

PRESS RELEASE

NaturalNano Completes Merger

Commences Trading Under New Symbol

ROCHESTER, NY - (PRNewswire) - December 1, 2005 - NaturalNano, Inc. (OTCBB: NNAN), formerly known as Cementitious Materials, Inc. (OTCBB: CTTM), announced that on November 29, 2005 the Company completed the acquisition of NaturalNano, Inc., a previously privately-held company, through the merger of a wholly-owned subsidiary of the Company into NaturalNano. In connection with the merger, the Company changed its corporate name to “NaturalNano, Inc.” and, to reflect the Company’s new name, it will commence trading effective December 2, 2005 under the new trading symbol OTCBB: NNAN on the Over-the-Counter (OTC) Bulletin Board. Prior to the merger, NaturalNano closed a private placement totaling $4,156,000.

NaturalNano is an advanced materials company whose primary business is discovering, refining and marketing naturally occurring nanomaterials. The Company’s efforts are currently directed toward research, development, production and marketing of proprietary technologies in the development of commercial applications for halloysite nanotubes that enable a range of advanced applications in material additives for polymers, plastics and composites; cosmetics and other personal care products; absorbent materials; and pharmaceuticals and medical device additives and coatings.

“We believe this merger and the private placement will allow us to further develop and market our propriety technologies and processes,” said Michael Riedlinger, the Company’s President. Riedlinger continued by saying, “NatualNano has assembled a team of leading researchers in the field of nanotechnology and established relationships with several government and research institutions across the country and in Europe. We are looking forward to bringing our exciting new nanotechnologies to the marketplace.”

In the merger, the Company issued 44,919,378 shares of its common stock in exchange for all of the issued and outstanding common stock of NaturalNano. In addition, the Company issued 10,469,600 shares of its common stock to the investors who purchased securities in the private placement. The securities issued in the merger have not been registered under the Securities Act of 1933 and may not be resold for a period of one year absent a registration pursuant to the Securities Act.

About NaturalNano, Inc.

NaturalNano, Inc. (OTCBB: NNAN) is an advanced materials company that is developing unique and proprietary processes for refining naturally occurring nanotubes and other materials that add desirable properties to a range of advanced applications including uses in cosmetics and personal care products, absorbent materials, electromagnetic interference shielding, specialty coatings, and material additives for industrial polymers, plastics and composites. NaturalNano possesses broad intellectual property rights and proprietary know-how for its comprehensive range of processes, compositions, and derivatives of halloysite nanotubes. For more information, please visit www.naturalnano.com

Cautionary Statement Regarding Forward-Looking Statements

Certain statements included in this press release may constitute forward-looking statements within the meaning of applicable securities laws. These statements reflect what NaturalNano anticipates, expects, or believes may happen in the future. NaturalNano's actual results could differ materially from the outcome or circumstance expressed or implied by such forward-looking statements as a result of a variety of factors including, but not limited to: NaturalNano’s ability to develop its technologies; the approval of NaturalNano's patent applications; the successful implementation of NaturalNano's research and development programs; the ability of NaturalNano to demonstrate the effectiveness of its technology; the acceptance by the market of NaturalNano's technology and products incorporating such technology, the ability of NaturalNano to effectively negotiate and enter into contracts with third parties for the licensing of NaturalNano's technology; competition; the ability of NaturalNano to raise capital to fund its operating and research and development activities until it generates revenues sufficient to do so; and the timing of projects and trends in future operating performance, as well as other factors expressed from time to time in NaturalNano's periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with NaturalNano's periodic filings with the SEC which are incorporated herein by reference. The forward-looking statements contained herein are made only as of the date of this press release, and NaturalNano undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
MEDIA CONTACTS NaturalNano, Inc. Bobbi Drew bobbi@NaturalNano.com 585-214-8172 Jennifer Gould JGould@rubensteinpr.com 212-843-8037